                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                         HEC Sponsor III LLC

Address of Joint Filer:                      c/o Hudson Executive Investment
                                             Corp. III
                                             570 Lexington Avenue, 35th Floor
                                             New York, New York 10022

Relationship of Joint Filer to Issuer:       10% Owner

Issuer Name and Ticker or Trading Symbol:    Hudson Executive Investment Corp.
                                             III [ HIII ]

Date of Event Requiring Statement:           4/12/2021
(Month/Day/Year):

Name of Joint Filer:                         Douglas G. Bergeron

Address of Joint Filer:                      c/o Hudson Executive Investment
                                             Corp. III
                                             570 Lexington Avenue, 35th Floor
                                             New York, New York 10022

Relationship of Joint Filer to Issuer:       Chief Executive Officer and
Director

Issuer Name and Ticker or Trading Symbol:    Hudson Executive Investment Corp.
                                             III [ HIII ]

Date of Event Requiring Statement:           4/12/2021
(Month/Day/Year):

Name of Joint Filer:                         Douglas L. Braunstein

Address of Joint Filer:                      c/o Hudson Executive Investment .
                                             Corp III
                                             570 Lexington Avenue, 35th Floor
                                             New York, New York 10022

Relationship of Joint Filer to Issuer:       President, Chairman and Director

Issuer Name and Ticker or Trading Symbol:    Hudson Executive Investment Corp.
                                             III [ HIII ]

Date of Event Requiring Statement:           4/12/2021
(Month/Day/Year):